SPECIAL CUSTODY ACCOUNT AGREEMENT

                                  (Short Sales)

     AGREEMENT, dated as of December 23, 2009, by and among PFPC Trust Company, in its capacity as custodian hereunder ("Custodian"), ACAP Strategic Fund (the "Customer"), and Morgan Stanley & Co. Incorporated ("Broker").

     WHEREAS, Broker is a securities broker-dealer registered with the Securities and Exchange Commission and a clearing member of The Options Clearing Corporation ("OCC") and is a member of several national securities exchanges; and

     WHEREAS, Customer desires from time to time to sell securities "short" through Broker, such short sales being permitted by Customer's investment policies, and for that purpose has opened one or more margin accounts with Broker (each an "Account") and executed Broker's " Prime Broker Margin Account Agreement" (the "Customer Agreement"); and

     WHEREAS, to facilitate Customer's transactions through Broker, Customer, Custodian and Broker desire to establish procedures for the compliance by Broker with the provisions of Regulation T of the Board of Governors of the Federal Reserve System and with the provisions of Rule 431 of the New York Stock Exchange and other applicable requirements and for compliance by Customer with Regulation X of the Board of Governors of the Federal Reserve System and other requirements ("Margin Rules"); and

     WHEREAS, Custodian acts as custodian of certain assets of Customer pursuant to a contract between the Custodian and Customer dated as of December 1, 2009 (the "Custodian Agreement") and holds such assets in an account (the "Custodial Account") and is further prepared to act as custodian to hold Collateral as defined below pursuant to the terms and conditions of this Agreement.

     NOW, THEREFORE, be it agreed as follows:

     1. As used herein, the following terms have the following meanings:

     "Adequate Margin" shall mean such Eligible Collateral as is adequate in Broker's judgment under the Margin Rules and the internal policies of Broker. For purposes hereunder, Eligible Collateral shall be valued by Broker at Broker's sole discretion.

     "Advice from Broker" or "Advise" means a written notice sent by Broker and delivered to Customer and/or Custodian or transmitted by a facsimile sending device and which is reasonably believed by Customer and/or Custodian in good faith to be signed by a person designated by Broker in writing as authorized to give an Advice from Broker on behalf of Broker, except that for any of the

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following  purposes in  connection  with a notice to Customer only it shall mean notice by telephone to a person designated by Customer in writing as authorized to receive such advice or, in the event that no such person is available, to any officer of Customer and confirmed promptly in writing thereafter: (i) for initial or additional Collateral; and (ii) that Customer has defaulted pursuant to paragraph 9(a) hereof. With respect to any short sale or covering purchase transaction, the Advice from Broker shall mean a standard confirmation in use by Broker and sent or transmitted to Customer and/or Custodian. An officer of Broker will certify to Custodian the names and signatures of those employees who are authorized to sign Advices from Broker, which certification may be amended from time to time. When used herein the term "Advise" means the act of sending an Advice from Broker.

     "Closing   Transaction"  is  a  transaction  in  which  Customer  purchases securities which have been sold short.

     "Collateral" means the Special Custody Account, all Eligible Collateral, other financial assets or investment property and other property and assets which are deposited from time to time in, or credited from time to time to, the Special Custody Account, all security entitlements in respect thereof, all income and profits thereon, all interest, dividends and other payments and distributions with respect thereto, all other property and assets specified as Collateral in the second paragraph of Section 4, and all proceeds of any of the foregoing.

     "Eligible Collateral" means cash (U.S. dollars), U.S. government securities maintained in the Treasury/Reserve Automated Debt Entry System ("TRADES") or other securities acceptable to Broke and securities having an industry CUSIP, SEDOL or ISIN number that are either in the possession of Custodian or credited to the account of Custodian.

     "Insolvency" means that (A) an order, judgment or decree has been entered under the bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law (herein called the "Bankruptcy Law") of any jurisdiction adjudicating the Customer insolvent; or (B) the Customer has petitioned or applied to any tribunal for, or consented to the appointment of, or taking possession by, a trustee, receiver, liquidator or similar official, of the Customer, or commenced a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to the Customer under the Bankruptcy Law of any other jurisdiction, whether now or hereinafter in effect; or (C) any such petition or application has been filed, or any such proceeding has commenced, against the Customer or the Customer by any act has indicated its approval thereof, consent thereto or acquiescence therein, or an order for relief has been entered in an involuntary case under the Bankruptcy Law of the United States, as now or hereinafter constituted, or an order, judgment or decree has been entered appointing any such trustee, receiver, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days.

     "Instructions from Customer" or "Instructions" means a request, direction or certification in writing signed by Customer and delivered to Custodian and/or Broker or transmitted by a facsimile sending device and which is reasonably

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believed  by  Custodian  and/or  Broker  in good  faith to be signed by a person authorized to give Instructions on behalf of Customer. An authorized agent of Customer will certify to Custodian and Broker the names and signatures of those persons authorized to Instruct Custodian and/or Broker, which certification may be amended from time to time. When used herein, the term "Instruct" shall mean the act of sending an Instruction from Customer.

     "Receipt of Payment" means receipt by Custodian on behalf of Broker, of (l) a wire transfer to Custodian or a certified or official bank check, (2) a written or telegraphic advice from a registered clearing agency that funds have been or will be credited to the account of Custodian for credit to Broker, or
(3) a transfer of funds from any of Broker's accounts maintained at Custodian.

     "Receipt of Securities"  means receipt by Custodian on behalf of Broker, of
(1) securities in proper form for transfer or (2) a written or telegraphic advice from a registered clearing agency or other securities intermediary approved in writing by Broker that securities have been credited to the account of Custodian for credit to the Special Custody Account.

     2. From time to time, Customer may place orders with Broker for the short sale of securities. Prior to the acceptance of such short sale orders Broker will notify Customer of Broker's ability to borrow such securities or other properties and acceptance of short sale orders will be contingent upon same.

     3. Custodian shall open an account on its books entitled "Special Custody Account for margin and short sales for Morgan Stanley & Co. Incorporated as pledgee of ACAP Strategic Fund" (referred to herein as "Special Custody Account"). Collateral shall be released only in accordance with this Agreement. Custodian agrees to release Collateral held in the Special Custody Account to Customer only upon receipt of and as provided in an Advice from Broker. Customer can substitute or exchange the cash, securities or similar property in the Special Custody Account only after Customer notifies Broker of the contemplated substitution or exchange and Broker Advises Custodian to make such substitution or exchange. Any collateral so released to Customer from the Special Custody Account shall be transferred to the Custodial Account. Customer hereby grants a continuing security interest to Broker in the Collateral and the proceeds thereof to secure its obligations to Broker under the Margin Agreement and this Agreement. The parties hereto agree that all property and assets held in or credited to the Special Custody Account will be treated as financial assets under Article 8 of the Uniform Commercial Code as in effect in the State of New York (the "UCC"). The parties hereto further agree that the securities intermediary's jurisdiction, within the meaning of Section 8-110(e) of the UCC, in respect of the Special Custody Account and the Collateral is the State of New York and agree that none of them has or will enter into any agreement to the contrary. Anything in this Agreement to the contrary notwithstanding, Custodian hereby agrees to comply with entitlement orders and other instructions of Broker with respect to the Special Custody Account and any Collateral without further consent of Customer. Customer hereby consents to such agreement.

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     4. Customer agrees to instruct Custodian in Instructions from Customer that
Eligible Collateral specified by Customer and at least equal in value to what Broker shall initially and from time to time advise Customer in an Advice from Broker is necessary to constitute Adequate Margin is to be transferred to and deposited in the Special Custody Account as Collateral. Such Eligible Collateral and any other Collateral so transferred (i) will be held by Custodian in, and credited by Custodian to, the Special Custody Account, subject to the terms and conditions of this Agreement; (ii) may be released only in accordance with the terms of this Agreement; and (iii) except as required to be released hereunder to Broker, shall not be made available to Broker or to any other person claiming
through  Broker,   including  creditors  of  Broker.  Custodian  will  hold  the
Collateral in the Special Custody Account separate and apart from any other property of Customer which may be held by Custodian, subject to the interest therein of Broker as the pledgee thereof in accordance with the terms of this Agreement. The security interest of Broker will terminate at such time as
Collateral   is   released  as  provided   herein.   Custodian   shall  have  no
responsibility for the validity, priority or enforceability of any security interest granted by Customer to Broker.

     Interest, dividends or proceeds attributable to Collateral shall be credited to the Special Custody Account as additional Collateral and shall be held in the Special Custody Account as Collateral until released therefrom or withdrawn in accordance with this Agreement.

     Custodian will make available to Broker and Customer (via access to Custodian's web browser) a daily statement of (i) the amount and kind of assets maintained in the Special Custody Account and (ii) any transactions in the Special Custody Account, including deposits of assets therein and releases of assets therefrom, by the business day after the business day to which such statement relates. In the event that, but only so long as, such web access is not available to Broker or Customer, Custodian shall provide a comparable daily statement to Broker and Customer in writing upon notice from Broker or Customer to Custodian that such access is not available. Upon the request of Customer, Broker shall Advise Custodian and Customer of any excess of Collateral in the Special Custody Account. Upon Customer's request, Broker shall Advise Custodian to transfer such excess Collateral out of the Special Custody Account to the Custodial Account. Custodian at no time has any responsibility to require or request Broker to, or for determining whether Broker should or should not, Advise Custodian as provided in the immediately preceding sentence.

     5. For the avoidance of doubt, Broker shall have no right pursuant to this Agreement, as a secured party or otherwise, with respect to those assets of Customer that are held by the Custodian outside of the Special Custody Account; provided, however, that nothing herein shall be construed as a waiver of Broker's right to seek recourse against such assets as a creditor under the Customer Agreement. Customer represents and warrants to Broker that securities included at any time in the Collateral shall be in good deliverable form (or Custodian shall have the unrestricted power to put such securities into good deliverable form) in accordance with the requirements of such exchanges as may be the primary market or markets for such securities. Securities Collateral may be held at Depository Trust Company ("DTC") or other book-entry depository system in the account of Custodian, except U.S. Treasury securities shall be held in a TRADES Participant's Securities Account of the Custodian at a Federal

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Reserve Bank. The Custodian  represents  that  Collateral will not be subject to any lien, charge, security interest or other right or claim of the Custodian or any person claiming through the Custodian. Custodian hereby waives and releases all liens, encumbrances, claims and rights of setoff that it may now or hereafter have against the Special Custody Account or any Collateral and agrees that it will not assert any such lien, encumbrance, claim or right against the Special Custody Account or any Collateral. Custodian represents and warrants that it has not, and agrees that it will not, agree to comply with entitlement orders concerning the Special Custody Account or any Collateral that are originated by any person other than Broker.

     6. Custodian will maintain accounts and records for the Collateral in the Special Custody Account separate from the accounts and records for other property of Customer held by Custodian and other property in which Broker has an interest.

     7. Customer agrees to maintain Adequate Margin at all times. Broker shall initially, and from time to time, advise Customer (in an Advice from Broker) of the value of Eligible Collateral which is necessary to constitute Adequate Margin. Broker shall, from time to time, compute the aggregate net credit or debit balance on Customer's open short sales and advise Customer by 11:00 a.m. New York time of the amount of the net debit or credit, as the case may be. If a net debit balance exists on such day, Customer will cause an amount of Eligible Collateral equal to such net debit balance to be deposited as Collateral in the Special Custody Account by the close of business on such day. Broker will not pay interest on credit balances. Balances will be appropriately adjusted to reflect each Closing Transaction. Custodian at no time has any responsibility to determine whether Adequate Margin is maintained.

     8. It is understood and agreed that Customer, when placing with Broker any order to sell short for Customer's account, will designate the order as such and hereby authorizes Broker to mark such order as being "short," and when placing with Broker any order to sell long for Customer's account, will designate the order as such and hereby authorizes Broker to mark such order as being "long." Any sell order which Customer shall designate as being for long account as above provided is for securities then owned by Customer.

     9. (a) In the event of default by Customer of any obligation hereunder or under the Customer Agreement and the expiration of any applicable cure or grace period, or in the event of Customer's Insolvency, Broker may, after transmittal of an Advice from Broker to Customer specifying such default or Insolvency and its intention to do so, and only if Customer continues to be in default or Insolvent, sell and Advise Custodian to deliver to Broker the proceeds of such of the Collateral as in Broker's judgment is reasonably necessary for the protection of its interest under this Agreement. Custodian is not a party to, nor bound by, and shall be deemed to have no knowledge of, the terms of the Customer Agreement. Except as provided herein or otherwise notified by Broker in an Advice from Broker Custodian shall have no responsibility to determine the existence of, or take any action in respect of, any such Customer default or Insolvency.

     (b) Any sale of Collateral made by Broker pursuant to this paragraph 9 must be made on the exchange or other market where such business is then usually transacted. Such sale shall be made in a manner commercially reasonable for such


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securities.  Customer shall remain liable to Broker for any  deficiency.  Broker shall notify Customer of any sale of Collateral and any deficiency remaining in an Advice from Broker. If the proceeds of any such sale exceed the amount due to Broker under this paragraph 9, the excess of the amount due to Broker shall remain in the Special Custody Account as Collateral unless otherwise released or withdrawn as provided herein.

     10. Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between Customer and Custodian.

     11. Custodian's duties and responsibilities with respect to the Special Custody Account and the Collateral from time to time held therein shall be only those expressly set forth in this Agreement. In matters concerning or relating to this Agreement, Custodian shall not be responsible for compliance with any Margin Rules or the regulations of the OCC. Custodian shall be entitled to rely upon any court order, entered by a court of competent jurisdiction over the Special Custody Account and regarding the Special Custody Account, until such time that such order is overturned, suspended, withdrawn or is no longer applicable. Custodian shall not be liable for the acts or omissions of any of the other parties to this Agreement. Neither Broker, Customer nor Custodian shall be responsible or liable for any losses resulting from nationalization, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the property in the Special Custody Account; or acts of war, terrorism, insurrection or revolution; or acts of God; or any other similar event beyond the reasonable control of such party. Neither Broker, Customer nor Custodian shall be liable for punitive, indirect special or consequential damage even if advised of the possibility or likelihood thereof. With respect to any losses or liabilities, Custodian shall be protected in acting or not acting pursuant to any Instructions, Advices or notices from Customer or Broker believed by Custodian in good faith to be genuine and authorized, except in the case of Custodian's bad faith, negligence or willful misconduct. Custodian shall have no obligation or responsibility to question or investigate any Advice from Broker or Instruction from Customer. Customer agrees to indemnify Custodian for, and hold it harmless against, any loss, liability or expense (including counsel fees) incurred by Custodian in connection with any Instructions, Advices or notices from Customer or otherwise arising under this Agreement, except to the extent such losses, claims, costs, damages, liabilities or expenses are the result of Custodian's own negligence or willful misconduct in the carrying out of Custodian's obligations under this Agreement. This paragraph 11 shall survive the termination of this Agreement.

     12. Neither Broker nor Custodian shall be liable for any losses, claims, costs, damages, liabilities or expenses suffered or incurred by Customer as a result of any transaction executed hereunder, or any other action taken or not taken by Broker or Custodian hereunder for Customer's account at Customer's direction or otherwise, except to the extent that such loss, cost, damage, liability or expense is the result of Broker's own, or Custodian's own, as the case may be, negligence or willful misconduct.


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     13. No amendment of this Agreement shall be effective unless in writing and signed by an authorized officer of each of the parties hereto.

     14. This Agreement may be executed in one or more counterparts, all of which together shall constitute but one and the same instrument.

     15. It is agreed that, notwithstanding any language to the contrary in Custodian's form of confirmation, Custodian holds the Collateral deposited in the Special Custody Account for the benefit of Broker as pledgee and secured party hereunder, not in the capacity of escrow agent.

     16. Customer represents and warrants that the Collateral will not be subject to any other liens or encumbrances, other than to Broker in accordance with the Customer Agreement and this Agreement.

     17. Any of the parties hereto may terminate this Agreement upon thirty (30) days prior written notice to the other parties hereto; provided, however, that the status of any short sales, and of Collateral held at the time of such notice to margin such short sales shall not be affected by such termination until the release by Broker of such Collateral pursuant to the provisions of this Agreement or as otherwise required by applicable rules of such national securities exchanges of which Broker may be a member, as applicable. This Agreement shall also terminate in the event of the termination of the Custodian Agreement, following thirty (30) days prior written notice from Custodian or Customer to the other parties hereto. Upon termination of this Agreement by any party, any Collateral in the Special Custody Account that has not been released by Broker shall be transferred, within thirty (30) days of such termination, to a successor custodian designated in writing by Customer and acceptable to Broker

     18. Written communications hereunder shall be sent by facsimile transmission or hand delivered as required herein, when another method of delivery is not specified, may be mailed first class postage prepaid, except that written notice of termination shall be sent by certified mail, addressed:

     (a) If to Custodian, to:

         PFPC Trust Company
         8800 Tinicum Boulevard
         Philadelphia, PA 19153
         Attention: Edward Smith
         Fax No.: (215) 749-3946


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     (b) If to Customer, to:

         SilverBay Capital Management LLC
         350 Madison Avenue, 9th Floor
         New York, New York 10017
         Attention: A. Tyson Arnedt
         Fax No.: 212-389-8748

     (c) If to Broker, to:

         Morgan Stanley & Co. Incorporated
         Prime Brokerage Services
         One New York Plaza
         New York, New York 10004
         Attention:  PB Custody - Rich Busby
         Fax: (212) 507-0327

     19. This Agreement will be governed by the laws of the State of New York without regard to its conflicts of law rules and to the extent not preempted by ERISA. The Custodian and the Customer hereby irrevocably submit to the exclusive jurisdiction of any New York State court or any United States District Court located in the State of New York in any action or proceeding arising out of this Agreement and hereby irrevocably waive any objection to the venue of any such action or proceeding brought in any such court or any defense of an inconvenient forum.

     20. This Agreement is being entered into for the exclusive benefit of Broker, Customer and Custodian. There are no third party beneficiaries to this Agreement. Nothing in this Agreement shall be construed to benefit any person other than Broker, Customer or Custodian, as the case may be.

     21. In the event of any inconsistency between the provisions of this Agreement and the other provisions of the Customer Agreement, as between Customer and Broker, this Agreement will prevail. Notwithstanding anything in this Agreement to the contrary, Custodian is not a party to, nor bound by, and shall be deemed to have no knowledge of, the terms of the Customer Agreement.

                               PFPC Trust Company
                               as Custodian

                               By:
                                    ----------------------------------
                                    Name:
                                    Title:


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                               ACAP Strategic Fund
                               as Customer

                                    By:
                                    ----------------------------------
                                    Name:
                                    Title:


                               Morgan Stanley & Co. Incorporated
                               as Broker

                                    By:
                                    ----------------------------------
                                    Name:
                                    Title: